EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Fourth Quarter and Full Year 2023 Results
•Declared quarterly distribution of $0.4714 per unit; 38th consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the fourth quarter of 2023 of $14.3 million, or $0.41 per limited partner unit, a decrease of $2.5 million compared to fourth quarter 2022 net income of $16.8 million. The decrease in net income in the fourth quarter of 2023 when compared to the prior-year period was largely driven by higher interest expense. Cash flows from operating activities in the fourth quarter of 2023 were $107.7 million, a decrease of $14.9 million compared to fourth quarter 2022 cash flows from operating activities of $122.6 million, due to lower net income and less favorable working capital changes. For the three months ended December 31, 2023, MLP distributable cash flow was $16.4 million, a decrease of $3.9 million compared to fourth quarter 2022 MLP distributable cash flow of $20.3 million. The decrease in MLP distributable cash flow and associated trailing twelve-month coverage ratio was primarily due to lower net income and higher maintenance capital expenditures.
Fourth quarter 2023 net income attributable to the Partnership of $14.3 million increased by $1.1 million compared to third quarter 2023 net income of $13.2 million, primarily due to higher production and sales volume. Fourth quarter 2023 cash flows from operating activities of $107.7 million increased by $6.8 million compared to third quarter 2023 cash flows from operating activities of $100.9 million due to higher net income. Fourth quarter 2023 MLP distributable cash flow of $16.4 million increased by $2.8 million compared to third quarter 2023 MLP distributable cash flow of $13.6 million, primarily due to lower maintenance capital expenditures.
For the full year 2023, net income attributable to the Partnership of $54.3 million, or $1.54 per limited partner unit, decreased by $9.9 million compared to full year of 2022 net income attributable to the Partnership of $64.2 million. The decrease in net income attributable to the Partnership was primarily due to higher interest expense. Cash flows from operating activities for the full year of 2023 were $452.0 million, a decrease of $11.7 million compared to the full year of 2022 cash flows from operating activities of $463.7 million. This decrease in cash flows from operating activities was primarily due to higher interest expense and cash expenditures for the Calvert City, Kentucky, turnaround. For the year ended December 31, 2023, MLP distributable cash flow was $62.6 million, a decrease of $13.3 million compared to MLP distributable cash flow of $75.9 million for the year ended December 31, 2022.
"The Partnership performed well in 2023 as we successfully completed the maintenance turnaround at our Calvert City ethylene unit in May on schedule. We also maximized the margin on third-party ethylene volumes in 2023 by opportunistically timing our third-party sales," said Albert Chao, President and Chief Executive Officer. "We plan to perform a maintenance turnaround at our Petro 1 ethylene unit in the second half of 2024. Combined with our outlook for continued low third-party ethylene margins and elevated interest rates, the lost production during the Petro 1 turnaround may cause our coverage ratio to dip below 1.00x in 2024. However, after the turnarounds at Petro 2 in 2021, Calvert City in 2023 and Petro 1 in 2024, we should be positioned to run at full capacity, with a corresponding benefit to our coverage ratio in the following years."
On January 22, 2024, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the fourth quarter of 2023 of $0.4714 per unit to be payable on February 20, 2024 to unitholders of record as of February 2, 2024, representing the 38th consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 0.94x the declared distributions for the fourth quarter of 2023, which was a decrease from the trailing twelve-month coverage ratio of 1.00x at the end of the third quarter of 2023.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.

i

The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the results of our turnaround activities, including the Petro 1 turnaround, our future coverage ratio, our outlook for third-party ethylene margins, our expectations regarding future interest rates, the ability to deliver value, returns, predictable cash flows and distributions to unitholders, the expectation that strong distributions will continue, and the nature of the sales agreement with Westlake, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, pandemic infectious diseases and the response thereto; operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake Corporation; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC in March 2023, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which was filed with the SEC in November 2023.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.
Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' fourth quarter and full year 2023 results will be held Tuesday, February 20th, 2024 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register.vevent.com/register/BI4edd1a6cc9e749b585fb66878269ae6f. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/gwkvbr9r and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$255,306	$322,868	$1,026,655	$1,342,910
Net co-products, ethylene and other sales—third parties	41,967	43,971	164,136	250,237
Total net sales	297,273	366,839	1,190,791	1,593,147
Cost of sales	196,590	268,709	803,332	1,215,782
Gross profit	100,683	98,130	387,459	377,365
Selling, general and administrative expenses	7,867	2,854	29,751	29,678
Income from operations	92,816	95,276	357,708	347,687
Other income (expense)
Interest expense—Westlake	(6,632)	(4,704)	(26,501)	(13,407)
Other income, net	1,079	883	4,232	1,566
Income before income taxes	87,263	91,455	335,439	335,846
Provision for income taxes	206	195	813	1,017
Net income	87,057	91,260	334,626	334,829
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	72,758	74,476	280,343	270,656
Net income attributable to Westlake Partners	$14,299	$16,784	$54,283	$64,173

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.41	$0.48	$1.54	$1.82

Distributions declared per unit	$0.4714	$0.4714	$1.8856	$1.8856

MLP distributable cash flow	$16,418	$20,261	$62,574	$75,870

Distributions declared
Limited partner units—publicly and privately held	$9,949	$9,947	$39,790	$39,775
Limited partner units—Westlake	6,658	6,657	26,631	26,628
Total distributions declared	$16,607	$16,604	$66,421	$66,403
EBITDA	$122,196	$125,551	$472,143	$470,327

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2023	2022

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$58,619	$64,782
Receivable under the Investment Management Agreement—Westlake	94,444	64,996
Accounts receivable, net—Westlake	49,565	90,965
Accounts receivable, net—third parties	18,701	20,030
Inventories	4,432	4,715
Prepaid expenses and other current assets	442	305
Total current assets	226,203	245,793
Property, plant and equipment, net	943,843	990,213
Other assets, net	146,796	135,973
Total assets	$1,316,842	$1,371,979

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$56,335	$66,941
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	4,583	1,656
Total liabilities	460,592	468,271
Common unitholders—publicly and privately held	473,513	480,643
Common unitholder—Westlake	48,993	53,859
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	279,934	291,930
Noncontrolling interest in OpCo	576,316	611,778
Total equity	856,250	903,708
Total liabilities and equity	$1,316,842	$1,371,979
v

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022

	(In thousands of dollars)
Cash flows from operating activities
Net income	$334,626	$334,829
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	110,203	121,074
Net loss on disposition and other	4,906	5,063
Other balance sheet changes	2,264	2,770
Net cash provided by operating activities	451,999	463,736
Cash flows from investing activities
Additions to property, plant and equipment	(46,821)	(54,118)
Investments with Westlake under the Investment Management Agreement	(174,116)	(319,884)
Maturities of investments with Westlake under the Investment Management Agreement	145,000	362,000
Net cash used for investing activities	(75,937)	(12,002)
Cash flows from financing activities
Proceeds from debt payable to Westlake	209,250	32,000
Repayment of debt payable to Westlake	(209,250)	(32,000)
Distributions to noncontrolling interest retained in OpCo by Westlake	(315,805)	(337,598)
Distributions to unitholders	(66,420)	(66,411)
Net cash used for financing activities	(382,225)	(404,009)
Net increase (decrease) in cash and cash equivalents	(6,163)	47,725
Cash and cash equivalents at beginning of the year	64,782	17,057
Cash and cash equivalents at end of the year	$58,619	$64,782

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2023	2022	2023	2022

	(In thousands of dollars)
Net cash provided by operating activities	$100,925	$107,671	$122,574	$451,999	$463,736
Changes in operating assets and liabilities and other	(20,072)	(20,614)	(31,314)	(117,373)	(128,907)
Net income	80,853	87,057	91,260	334,626	334,829
Add:
Depreciation, amortization and disposition of property, plant and equipment	32,242	28,796	29,711	115,136	125,781
Less:
Contribution to turnaround reserves	(7,565)	(7,682)	(7,364)	(29,520)	(29,175)
Maintenance capital expenditures	(22,862)	(11,805)	(7,077)	(49,212)	(45,249)
Distributable cash flow attributable to noncontrolling interest in OpCo	(69,048)	(79,948)	(86,269)	(308,456)	(310,316)
MLP distributable cash flow	$13,620	$16,418	$20,261	$62,574	$75,870

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2023	2022	2023	2022

	(In thousands of dollars)
Net cash provided by operating activities	$100,925	$107,671	$122,574	$451,999	$463,736
Changes in operating assets and liabilities and other	(20,072)	(20,614)	(31,314)	(117,373)	(128,907)
Net income	80,853	87,057	91,260	334,626	334,829
Less:
Other income, net	1,272	1,079	883	4,232	1,566
Interest expense—Westlake	(6,437)	(6,632)	(4,704)	(26,501)	(13,407)
Provision for income taxes	(222)	(206)	(195)	(813)	(1,017)
Income from operations	86,240	92,816	95,276	357,708	347,687
Add:
Depreciation and amortization	28,226	28,301	29,392	110,203	121,074
Other income, net	1,272	1,079	883	4,232	1,566
EBITDA	$115,738	$122,196	$125,551	$472,143	$470,327